Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

February 12, 2018

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 12, 2018, by and between Charles River Laboratories International, Inc., a Delaware Corporation (“Buyer”), and Avista Capital Partners IV, L.P., Avista Capital Partners IV (Offshore), L.P., ACP Mountain Co-Invest LLC (each, a “Supporting Party”, and together, the “Supporting Parties”), and, solely for the purposes of Section 4(i) and Section 6 hereof, Avista Capital Holdings, L.P.

WHEREAS, ACP Mountain Holdings, Inc., a Delaware corporation (the “Corporation”) has entered into the Agreement and Plan of Merger (the “Merger Agreement”) on the date of this Agreement by and among Buyer, Forest Acquisition Corporation, a Delaware corporation and a direct or indirect wholly-owned Subsidiary of Buyer (“Merger Sub”) and, solely in its capacity as the Stockholders’ Representative in accordance with the terms of the Merger Agreement, Avista Capital Partners IV GP, LP, a Delaware limited partnership;

WHEREAS, the Board of Directors of the Corporation has unanimously (i) determined that the Merger (as defined below) is advisable and fair to, and in the best interests of, the Corporation and the Stockholders, (ii) approved the transactions contemplated by the Merger Agreement, including the Merger, and (iii) recommended that the Stockholders adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger; and

WHEREAS, in order to induce Buyer to enter into the Merger Agreement, the Supporting Party has agreed to, execute and deliver this Agreement with respect to any and all shares of Company Stock beneficially owned by that Supporting Party.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, each Supporting Party hereby agrees as follows:

1.             Definitions. Each capitalized term that is used, but not defined, in this Agreement shall have the meaning assigned to such term in the Merger Agreement.

2.             Support. Each Supporting Party, as a stockholder of the Company (a “Supporting Stockholder”), agrees to sign a written consent in accordance with Section 228(a) of the General Corporation Law of the State of Delaware (the “DGCL”) in lieu of a meeting of the members of the Corporation, to irrevocably approve and adopt of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Contemplated Transactions”).

3.             Representations and Warranties of the Supporting Party. Each Supporting Party, severally, but not jointly, as to such Supporting Party, hereby represents and warrants to Buyer and Merger Sub as of the date hereof and as of the Closing Date as follows:

(a)            Existence and Power. If such Supporting Party is not a natural person, such Supporting Party is an entity duly organized of the type set forth on its signature page hereto, validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, which is set forth on its signature page hereto.

(b)            Authority.

(i)            If such Supporting Party is a natural person, (A) such Supporting Party has the legal capacity and has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, (B) this Agreement has been duly executed and delivered by such Supporting Party, and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with its terms, except as the enforceability hereof or thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor’s rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement on behalf of such Supporting Party.

(ii)            If such Supporting Party is not a natural person, (A) such Supporting Party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance by such Supporting Party of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Supporting Party and no other act or proceeding on the part of such Supporting Party, such Supporting Party’s board of directors or other similar governing body or such Supporting Party’s owners is necessary to authorize the execution, delivery or performance by such Supporting Party of this Agreement or the consummation of any of the transactions contemplated hereby; and (B) this Agreement has been duly executed and delivered by such Supporting Party, and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with its terms, except as the enforceability hereof or thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditor’s rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity).

(c)            Non-Contravention. Except as set forth on Schedule 3.5 to the Merger Agreement, assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 4.3 of the Merger Agreement, no notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary in connection with the execution, delivery or performance by such Supporting Party of this Agreement or the consummation by such Supporting Party of the transactions contemplated hereby. None of the execution, delivery or performance by such Supporting Party of this Agreement nor the consummation by such Supporting Party of the transactions contemplated hereby will (with the lapse of time, the giving of notice or both) (a) conflict with, violate or result in any breach of or default under any provision of such Supporting Party’s Organizational Documents (if applicable), (b) except as set forth on Schedule 3.5 to the Merger Agreement, require any filing with, notice to or the obtaining of any permit, authorization, consent or approval of, any Person, (c) result in a default under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material Contract to which such Supporting Party is a party or (d) violate in any respect any Law applicable to such Supporting Party, excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights which would not be reasonably likely to materially and adversely affect such Supporting Party’s ability to consummate the transactions contemplated by this Agreement.

(d)            Ownership of Company Stock. Such Supporting Stockholder is the record and beneficial owner of the number of shares of each class or series of Company Stock that is set forth opposite that Supporting Stockholder’s name on Exhibit A, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of Company Stock) except as provided hereunder, the Merger Agreement or under the Stockholders’ Agreement, and such shares of Company Stock are the only shares of Company Stock owned of record or beneficially by such Supporting Stockholder as of the date hereof. None of such Supporting Stockholder’s shares of the Company Stock are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of Company Stock, except as provided hereunder or under the Stockholders’ Agreement.

(e)            Informed Consent. Such Supporting Party has received and reviewed a copy of this this Agreement, the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and so there can be no assurance that the Merger will be consummated.

(f)            Brokerage. There are no claims for brokerage commissions, finder’s fees or similar compensation in connection with the transactions contemplated by this Stockholder Consent and Agreement or the Merger Agreement based on any arrangement or agreement made by or, to the knowledge of such Supporting Party, on behalf of the Supporting Party, other than (i) any arrangements entered into directly by the Corporation or another Group Company, or (ii) any arrangements that would not subject any Group Company to any obligations or liability.

4.             Certain Covenants.

(a)            Waiver of Pre-Existing Claims.

(i)            Effective as of the Closing, each Supporting Party hereby irrevocably and unconditionally waives and releases and forever discharges, solely in its capacity as a stockholder of the Company, on behalf of itself, and each of its controlled

Affiliates (other than the Group Companies) from any and all other rights and claims (whether express or implied, absolute or contingent, liquidated or unliquidated, known or unknown, determined, determinable or otherwise) that such Supporting Party or any such controlled Affiliate may now or hereafter have relating to or arising from facts, occurrences or circumstances existing at or prior to the Closing against the Buyer, any Group Company or any of their respective Subsidiaries or Affiliates, whether in law or in equity, in contract, in tort or otherwise, in each case, to the extent related to or arising out of such Supporting Party’s investment in the Corporation or ownership of the Company Stock or any other equity interest held or claimed to be held by such Supporting Party, in each case, prior to the Closing; provided, however, that notwithstanding the foregoing, nothing in this Section 4(a) shall be deemed a waiver or release of (i) any compensation, benefits or any other rights in connection with a Supporting Party’s employment by the Group Companies, (ii) any right to indemnification of any current or former director or officer by any Group Company pursuant to such Group Company’s Organizational Documents (or otherwise provided pursuant to Section 5.5 of the Merger Agreement), (iii) any rights of such Supporting Party under this Agreement, the Merger Agreement or any other agreement executed and delivered in connection herewith or therewith or (iv) any other matter to the extent not related to such Supporting Party’s investment in the Corporation or ownership of the Company Stock or any other equity interest held or claimed to be held by such Supporting Party. Each Supporting Party on behalf of itself and its controlled Affiliates agrees not to bring any Action against Buyer or its Affiliates (including any Group Company) asserting any claim waived or released by this Section 4(a)(i).

(ii)            Effective as of the Closing, the Buyer hereby irrevocably and unconditionally waives and releases and forever discharges, on behalf of itself and each of its controlled Affiliates (including, following the Closing Date, the Group Companies) from any and all other rights and claims (whether express or implied, absolute or contingent, liquidated or unliquidated, known or unknown, determined, determinable or otherwise) that the Buyer or any such controlled Affiliate may now or hereafter have relating to or arising from facts, occurrences or circumstances existing at or prior to the Closing against each Supporting Party or any of its Affiliates, in each case, to the extent related to or arising out of such Supporting Party’s investment in the Corporation or ownership of the Company Stock or any other equity interest held or claimed to be held by such Supporting Party, in each case, prior to the Closing; provided, however, that notwithstanding the foregoing, nothing in this Section 4(a) shall be deemed a waiver or release of any rights of Buyer under this Agreement, the Merger Agreement or any other agreement executed and delivered in connection herewith or therewith or any other matter to the extent not related to such Supporting Party’s ownership of the Company Stock. The Buyer on behalf of itself and its controlled Affiliates agrees not to bring any Action against such Supporting Party or its Affiliates asserting any claim waived or released by this Section 4(a)(ii).

(b)            Allocation of Merger Consideration. Each Supporting Party hereby (i) acknowledges that the Merger Consideration (including any adjustment thereto pursuant to the Merger Agreement) shall be allocated in a manner that is consistent with the terms of the Merger Agreement, and that none of Buyer, Merger Sub, the Corporation, any Group Company or any of

their respective Affiliates has any responsibility for such allocation and (ii) irrevocably waives and releases and discharges any and all claims and causes of action (whether at law or in equity) that such Supporting Party may have at any time against Buyer, Merger Sub, the Corporation, any Group Company or any of their respective Affiliates, or any directors, officers, employees, agents, members, managers, agents, representatives, successors and assignees with respect to the allocation of the Merger Consideration as among the Equity Holders (including any adjustment thereto pursuant to the terms of the Merger Agreement), in each case except to the extent set forth in the Merger Agreement. This Section 4(b) shall not be construed as a release or waiver of any payment obligation on the part of Buyer, Merger Sub, the Corporation, any Group Company or any of their respective Affiliates set forth in the Merger Agreement.

(c)            No Revocation. Each Supporting Stockholder hereby agrees not to revoke or otherwise withdraw its approval and adoption of the actions described in this Agreement or in the written consent to be executed by the Supporting Stockholder in accordance with Section 228(a) of the General Corporation Law or any other written consent executed by the Supporting Stockholder.

(d)            Dissenters’ Rights. Each Supporting Stockholder hereby waives, and agrees not to exercise, any right to dissent or appraisal or any similar provision under applicable Laws (including pursuant to Section 262 of the DGCL) in connection with the Contemplated Transactions.

(e)            Transfer Restrictions. Without the prior written consent of Buyer, each Supporting Stockholder agrees not to take any action to, directly or indirectly, except for the Contemplated Transactions (i) offer to sell, sell, assign, transfer (including by operation of law), pledge, encumber or otherwise dispose of any of its shares of Company Stock, (ii) deposit any of its shares of Company Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Company Stock or grant any proxy or power of attorney with respect thereto or (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of or transfer of any interest in or the voting of any of its shares of Company Stock or any other securities of the Corporation (any transaction of any type described in clause (i), (ii) or (iii) above, a “Transfer”) unless each Person to whom any of the shares of Company Stock are or may be deemed to be Transferred shall have executed a counterpart of, or otherwise be bound by, this Agreement in this form.

(f)            Public Announcements. Unless required by Law, the Supporting Party shall not make or issue any public announcement or press release to the general public with respect to the Merger Agreement or the transactions contemplated thereby without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned; provided that no such consent shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party to the Merger Agreement in compliance with Section 5.3 of the Merger Agreement subject to the proviso at the end of Section 4(g).

(g)            Confidentiality. Each Supporting Party agrees to keep the terms of the Merger Agreement and the Contemplated Transactions confidential, except to the extent required by applicable Law or for financial reporting purposes and except that such Supporting Party may disclose such terms to its investors, employees, accountants, advisors and other representatives as necessary in connection with the ordinary conduct of its business (so long as such Persons agree to or are bound by contract to keep the terms of the Contemplated Transactions confidential). Each Supporting Party further agrees to keep, and shall cause its Affiliates and its and their respective directors, officers, employees, agents, advisors and other representatives (collectively, “Representatives”) to keep all confidential information concerning the Corporation and its business confidential, regardless of the form of such information, except to the extent such information (i) is or becomes generally available to the public other than as a result of a disclosure by a Supporting Party or any of its Representatives in violation of this Section 4(g), (ii) becomes available after the Closing to such Supporting Party or its Representatives on a non-confidential basis from a Person who, to the knowledge of such Supporting Party or its Representatives, is not otherwise bound by or subject to a duty of confidentiality to the Corporation, or is not otherwise prohibited from transmitting the information to such Supporting Party, or (iii) which is required to be disclosed by applicable Law, provided that each Supporting Party and its Affiliates are permitted to report and disclose the status of this Agreement, the Merger Agreement and the Contemplated Transaction to its direct or indirect limited partners or current investors if required by the governing documents of such limited partners or investors and shall be permitted to disclose the consummation of the Contemplated Transactions on their websites in the ordinary course of business following the public announcement by the Company of the consummation of the Contemplated Transactions.

(h)            No-Solicitation of Alternative Transactions. During the period from the date hereof through the earlier to occur of the Closing Date or the termination of the Merger Agreement pursuant to Section 8.1 thereof, the Supporting Party will not, and, if such Supporting Party is not a natural person, will not permit its controlled Affiliates or any of its or their officers, directors, employees, advisors or representatives to, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any business combination transaction involving the Corporation or any of its Subsidiaries, including the sale of any Company Stock or assets or (ii) enter into, maintain or continue any discussions or negotiations regarding, furnish or disclose to any Person any information or otherwise cooperate with, or knowingly assist, participate in or facilitate or encourage any effort by any third party, or enter into any agreement, letter of intent, memorandum of understanding or term sheet (whether or not binding), in connection with any such transaction.

(i)            No Solicitation of Employees. During the period from the date hereof through the Second (2nd) anniversary of the Closing Date, each of Avista Capital Holdings, L.P. and each of the Supporting Parties (together, the “Investor Parties”), and each of their respective Affiliates (in each case, other than their respective portfolio companies (as such term is commonly understood in the private equity industry) not acting with the encouragement or assistance of such Investor Parties) (together with the Investor Parties, the “Covered Stockholders”) shall not, and shall not permit any of their respective directors, officers, employees to, directly or indirectly, hire, employ or engage, or recruit, solicit or otherwise knowingly attempt to hire, employ or engage, any Covered Employee to terminate any employment or consulting relationship he or she may have with Buyer, the Corporation or any of their respective Subsidiaries; provided that (i) the foregoing shall not prohibit any Covered Stockholder from making any general solicitation (including through executive search firms) not targeted at any Covered Employee, (ii) each Covered Stockholder and its directors, officers, employees, agents, managers, agents or representatives may hire, employ or engage, or recruit, solicit or otherwise attempt to hire, employ or engage, any Covered Employee after at least three months has elapsed since such Covered Employee’s employment or engagement has been terminated by Buyer, the Corporation or their Subsidiaries, and (iii) each Covered Stockholder and its directors, officers, employees, agents, managers, agents or representatives may hire, employ or engage, or recruit, solicit or otherwise attempt to hire, employ or engage, any Covered Employee after at least three months has elapsed since such Covered Employee has terminated his or her employment or engagement by Buyer, the Corporation or their Subsidiaries and such Covered Employee has not been solicited in violation of this Section 4(i) by the applicable Covered Stockholder.

5.             Merger Agreement Provisions.

(a)            By virtue of its approval of the Merger, each Supporting Party hereby irrevocably and unconditionally consents to the designation and appointment of Avista Capital Partners IV GP, LP as the Stockholders’ Representative pursuant to the terms of Section 10.16 of the Merger Agreement , and agrees to abide by and be bound by the terms of such Section, which terms are incorporated herein by this reference, and which permits the Stockholders’ Representative, to among other things, (i) negotiate and execute the Escrow Agreement on behalf of each Equity Holder, (ii) act for each Equity Holder with respect to any Merger Consideration Adjustment, (iii) give and receive notices and communications to or from Buyer and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or the Escrow Agreement expressly contemplates that any such notice or communication shall be given or received by such Equity Holders individually), and (iv) take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing.

(b)            Each Supporting Party hereby acknowledges and agrees to be bound by the provisions with respect to the payment and allocation of the Merger Consideration (including the adjustments thereto), as set forth in Article II of the Merger Agreement, including (i) the provisions regarding the deposit of a portion of the Merger Consideration in the Adjustment Escrow Account and the Indemnity Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement and (ii) Sections 2.2(c) and 2.8(i) of the Merger Agreement, which are incorporated by reference herein, mutatis mutandis.

(c)            Each Supporting Party hereby acknowledges the indemnification obligations of the Equity Holders pursuant to Article IX of the Merger Agreement as if the Supporting Party were an original signatory to the Merger Agreement.

6.             Miscellaneous.

(a)            Further Assurances. Each Supporting Party agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement.

(b)            Termination. This Agreement will automatically terminate, without any notice or other action by any Person, if the Merger Agreement is terminated prior to the Closing. Upon termination of this Agreement, no party shall have any obligations or liabilities hereunder; provided that nothing set forth in this Section 6(b) shall relieve any party from liability for any intentional breach of this Support Agreement by such party prior to the termination hereof.

(c)            Amendment and Waiver. This Agreement may not be amended, waived, altered or modified except by a written instrument executed by the applicable Supporting Party(ies) and Buyer. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Each Supporting Party hereby agrees that the availability of indemnification to the Buyer Indemnified Parties will be determined without regard to indemnification, advancement, contribution or reimbursement which such Supporting Party may have in his or her capacity as an Indemnified Person pursuant to Section 5.5 of the Merger Agreement or Group Company Organizational Document, and such Supporting Party shall not be entitled to any indemnification, advancement, contribution or reimbursement from the Surviving Corporation or any of its Affiliates for amounts paid, owed or owing to a Buyer Indemnified Party for indemnification of Buyer Indemnified Parties under Article IX of the Merger Agreement by reason of the fact that such Supporting Party is or was an Indemnified Person pursuant to Section 5.5 of the Merger Agreement (whether such claim is for Losses of any kind and whether such claim is pursuant to any applicable Law, Organizational Document, Contract or otherwise).

(d)            Notices. Each Supporting Party agrees that all notices to the Supporting Parties shall be sent to the Stockholders’ Representative in accordance with Section 10.2 of the Merger Agreement.

(e)            Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned, delegated or otherwise transferred by any of the parties hereto without the prior written consent of the other parties hereof, except that Buyer or Merger Sub may delegate, transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time and, after the Closing Date, to any Person, it being understood that any such assignment shall not relieve Buyer or Merger Sub (as applicable) of its obligations hereunder.

(f)            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)            No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The use of the word “including” in this Agreement or in any of the agreements contemplated hereby shall be by way of example rather than by limitation. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms “herein,” “hereof,” “hereby,” “hereunder” and other similar terms refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed.

(h)            No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

(i)            Complete Agreement. This Agreement contains the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(j)            Counterparts. This Agreement may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(k)            Governing Law This Agreement and any Legal Dispute of any kind or any nature (whether at law or in equity, based upon contract, tort or otherwise) that is any way related to this Agreement or any of the transactions related hereto (including the interpretation, construction, validity, effect, performance, remedies and enforcement of this Agreement, or the negotiation, execution or performance of any of the transactions related hereto (including any Legal Dispute based upon, arising out of, or related to any representation or warranty made in this Agreement)) shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

(l)            Jurisdiction. Each party hereto hereby irrevocably agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period that a Legal Dispute that is filed in accordance with this Section 6(l) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such Person is not subject to the personal jurisdiction thereof, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such action, suit or proceeding is brought in an inconvenient forum, or (d) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 6(l) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

(m)            Specific Performance, Injunctive Relief. In addition to and not in derogation of any other remedy available at law (or in equity) for such breach, the parties hereto will be entitled to seek specific performance, injunctive or other equitable relief in order to enforce their rights under or prevent any violations (whether anticipatory, continuing or future) of the terms hereof with respect to the transactions contemplated hereby in the event of breach by any other party. The foregoing sentence will not be construed as a waiver by any party hereto of any right such Person may now have or hereafter acquire to monetary damages from the other parties. Each party hereby waives any requirements for the securing or posting of any bond with such equitable remedy and the defense that a remedy at law would be adequate and agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement on the basis that monetary damages would be sufficient.

(n)            Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, unless failure to bring such counterclaim would result in a waiver or estoppel thereof, or otherwise prejudice such Party’s rights in any respect. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL DISPUTE IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(o)            Expenses. Each of the parties hereto shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Agreement and the transactions contemplated hereby.

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This Agreement shall be inserted by the Secretary of the Corporation in the minute books of the Corporation.

SUPPORTING PARTY:

AVISTA CAPITAL HOLDINGS, L.P.

By: Avista Capital Partners IV GP, L.P., its general partner

By:	/s/ Benjamin Silbert
	Name:	Benjamin Silbert
	Title:	Authorized Representative

AVISTA CAPITAL PARTNERS IV, L.P.

By: Avista Capital Partners IV GP, L.P., its general partner

By:	/s/ Benjamin Silbert
	Name:	Benjamin Silbert
	Title:	Authorized Representative

AVISTA CAPITAL PARTNERS IV (OFFSHORE), L.P.

By: Avista Capital Partners IV GP, L.P., its general partner

By:	/s/ Benjamin Silbert
	Name:	Benjamin Silbert
	Title:	Authorized Representative

ACP MOUNTAIN CO-INVEST, LLC

By: Avista Capital Partners IV GP, L.P., its manager

By:	/s/ Benjamin Silbert
	Name:	Benjamin Silbert
	Title:	Authorized Representative

[Signature Page to Support Agreement]

Accepted and agreed to as of
the date first written above:

ACP MOUNTAIN HOLDINGS, INC.
By:	/s/ Charles C. Harwood, Jr.
Name: Charles C. Harwood, Jr.
Title: Chairman

[Signature Page to Support Agreement]

Accepted and agreed to as of
the date first written above:

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
By:	/s/ Matthew Daniel
Name: Matthew Daniel
Title: Corporate Senior Vice President

[Signature Page to Support Agreement]

Accepted and agreed to as of
the date first written above:

FOREST ACQUISITION CORPORATION
By:	/s/ David P. Johst
Name: David P. Johst
Title: Secretary

[Signature Page to Support Agreement]